As filed with the Securities and Exchange Commission on July 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ENERGYS GROUP LIMITED
(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Franklyn House, Daux Road

Billingshurst, West Sussex

RH14 9SJ

United Kingdom

Telephone: +44 1403 786212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711
+1 302-738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry F. Schlueter, Esq.

Schlueter & Associates, P.C.

5655 S. Yosemite St., Suite 350

Greenwood Village, Colorado 80111

+1 (303) 292-3883

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. No securities may be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission with respect to such securities has been declared effective. This prospectus is not an offer to sell these securities and no offers to buy these securities are being solicited in any jurisdiction where their offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED________, 2026

PRELIMINARY PROSPECTUS

PROSPECTUS FOR
UP TO $200,000,000

CLASS A ORDINARY SHARES

DEBT

WARRANTS

RIGHTS AND

UNITS

OF

ENERGYS GROUP LIMITED

We may, from time to time, in one or more offerings, offer and sell up to $200,000,000 of our Class A Ordinary Shares, par value $0.0001 per share, debt securities, warrants, rights and units, or any combination thereof, including in one or more series, together or separately, as described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, debt securities, warrants, rights and units, and securities that may be convertible or exchangeable into the foregoing.

This prospectus provides a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities.

We may additionally, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “ENGS.” On July 22, 2026, the reported sale price of our Class A Ordinary Shares on Nasdaq was $2.67 per share. As of July 22, 2026, there were 44,526,536 Class A Ordinary Shares held by non-affiliates. Therefore, pursuant to General Instruction I.B.1. of Form F-3, the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates (also referred to as “public float”) was approximately $118,885,851. Since our public float exceeds $75 million, the registration statement of which this prospectus forms a part (the “Registration Statement”) is filed pursuant to General Instruction I.B.1. of Form F-3, and the aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $200,000,000. In no event will we sell securities registered on the Registration Statement in a public primary offering for an aggregate offering amount exceeding one-third of our public float in any 12-month period if our public float falls below $75 million, calculated in accordance with General Instruction I.B.5 of Form F-3. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are a holding company incorporated as an exempted company with limited liability under the laws of the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our subsidiaries. Investors in our securities are purchasing equity interests in a Cayman Islands holding company. This structure involves unique risks to investors. See “Summary of Risk Factors” beginning on page 4 of this prospectus and “Risk Factors” in the documents incorporated by reference herein.

For investors outside the United States: We have not taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

We are a company incorporated under the laws of the Cayman Islands, and a majority of our outstanding securities are owned by non-U.S. residents. Therefore, we are a “foreign private issuer,” as defined in the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the “short-swing” profit recovery provisions under Section 16(b) of the Exchange Act and our principal shareholders are exempt from the ownership reporting requirements contained in Section 16(a) of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules. Michael Lau, our Executive Director and Chief Technology Officer, beneficially owns and controls 9,650,000 Class B Ordinary Shares and 1,155,370 Series A Convertible Preferred Shares, together representing 540,268,500 votes or approximately 91.4% of the total available votes. Therefore, Mr. Lau can exert substantial influence over matters such as electing directors and approving material mergers, acquisitions, strategic collaborations or other business combination transactions. For so long as we remain a controlled company as defined under that rule, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq Stock Market corporate governance requirements, including that our board be comprised of a majority of independent directors.

Investing in our securities involves a high degree of risk. See “Summary of Risk Factors” beginning on page 4 of this prospectus and the risk factors contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 20-F, for a discussion of certain risks that you should consider before purchasing any of the securities offered hereby. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may, from time to time, in one or more offerings, sell up to $200,000,000.00 of any combination of the securities described in this prospectus.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus that we may authorize. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” before investing in any of the securities offered.

We have not authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction in which the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “ENGS,” the “Company,” “we,” “us,” “our Company” and “our” refer to Energys Group Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands, together as a group with its operating subsidiaries. “Operating Subsidiaries” means New Vision Lighting Limited, Energys Group Limited (HK), Advance Gallant Limited, China Light Limited, Leading Prosper Limited and Peace Master Limited, all of which are incorporated in Hong Kong, and Energy Conservation Solutions Limited, which is incorporated in the United Kingdom.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, are based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications, and other third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 20-F and our Report on Form 6-K for the six months ended December 31, 2025, which are incorporated by reference into this prospectus.

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MARKET, INDUSTRY AND OTHER DATA

This prospectus, the applicable prospectus supplement and our SEC filings that are incorporated by reference into this prospectus contain estimates, projections and other information concerning our industry and business, as well as data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk Factors” contained in this prospectus, an applicable prospectus supplement and our SEC filings that are incorporated by reference into this prospectus. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. When we refer to one or more sources of data in any paragraph, you should assume that other data of the same type appearing in the same paragraph is derived from such sources, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted and reproduced industry data from third-party sources (including any sources that we may have paid for, sponsored or conducted), we have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus, an applicable prospectus supplement and our SEC filings that are incorporated by reference into this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements, above.”

SELECTED DEFINITIONS

In this prospectus, unless the context otherwise requires, references to:

●	“AGL” means Advance Gallant Limited, a private company established under the laws of Hong Kong.

●	“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value $0.0001 per share in the share capital of the Company.

●	“Class B Ordinary Shares” means the Class B ordinary shares of the Company, par value $0.0001 per share in the share capital of the Company.

●	“CLL” means China Light Limited, a private company established under the laws of Hong Kong.

●	“Company,” “we,” “us” or “our” means Energys Group Limited, a company with limited liability established on July 5, 2022 under the laws of the Cayman Islands, and its consolidated subsidiaries.

●	“Companies Act” means the Companies Act (2026 Revision) of the Cayman Islands.

●	“ECSL” means Energy Conservation Solutions Limited, a private company established under the laws of England and Wales.

●	“EGHL” means Energys Group Holding Limited, a holding company organized under the laws of the British Virgin Islands.

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●	“EGL(HK)” means Energys Group Limited, a limited liability company established under the laws of Hong Kong.

●	“EGL(UK)” means Energys Group Limited, a holding company incorporated under the laws of England and Wales.

●	“ESL” means Energys Services Limited, a company organized and registered under the laws of England and Wales.

●	“Goji” means Goji Group Ltd., a company established under the laws of England and Wales.

●	“Group,” “our Group,” “we,” “us” or “our” means our holding companies and their subsidiaries or any of them, or where the context so requires, in respect of the period before our Company became the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

●	“HIC” means Harvest Idea Consultant Limited, a company established under the laws of the British Virgin Islands.

●	“IAQ” means indoor air quality.

●	“IntelliDim” means the IntelliDim lighting controller.

●	“IntelliMesh” means the IntelliMesh lighting control network.

●	“IoT” means Internet of Things, or the network of physical objects that are embedded with sensors, software and other technologies for the purpose of connecting and exchanging data with other devices and systems over the internet.

●	“LED” means a light emitting diode lighting system.

●	“LPL” means Leading Prosper Limited, a private company established under the laws of Hong Kong.

●	“Memorandum and Articles of Association” means the second amended memorandum and articles of association of our Company adopted on April 10, 2026, and as further supplemented, amended or otherwise modified from time to time, a copy of which is filed as Exhibit 99.2 to our Report on Form 6-K filed with the SEC on April 14, 2026.

●	“NVL” means New Vision Lighting Limited, a limited liability company established under the laws of Hong Kong.

●	“Operating Subsidiaries” means New Vision Lighting Limited, Energys Group Limited (HK), Advance Gallant Limited, China Light Limited, Leading Prosper Limited and Peace Master Limited, all of which are incorporated in Hong Kong, and Energy Conservation Solutions Limited, which is incorporated in the United Kingdom.

●	“PML” means Peace Masters Limited, a private company established under the laws of Hong Kong.

●	“Save it Easy®” means a patented plug-in converter that allows replacement of fluorescent T8 tubes with energy-efficient T5 tubes in existing light fittings.

●	“Series A Preferred Shares” means the 2,575,250 preference shares, $0.0001 par value per share, designated as Series A Convertible Preferred Stock.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus and the documents incorporated by reference in this prospectus carefully before deciding to invest in our securities. For additional information, see “Where You Can Find More Information” in this prospectus.

Overview

We are an energy service company based in the United Kingdom with over 23 years of experience in deploying energy-saving technologies and services. We principally provide end-to-end customized solutions and services that involve retrofitting existing infrastructures to help public and private organizations reduce their CO2 emissions and save money.

Our headquarters is located in the United Kingdom. We also have offices located in Hong Kong from which EGL(HK) conducts research and development and NVL engages in the procurement of lighting and other products, which are then sold to ECSL, our United Kingdom operating subsidiary. ECSL provides innovative LED lighting systems and turnkey project implementation, including installation and commissioning of fixtures, controls and IoT systems, as well as ongoing system maintenance and program management, primarily within the United Kingdom. AGL, CLL, LPL and PML hold real estate located in Hong Kong for investment purposes. Goji, which is 43% owned by EGHL, is engaged in the distribution of air purification solutions. ESL and HIC are currently dormant. For a complete description of the Company and its business, see our most recent Annual Report on Form 20-F, which is incorporated into this prospectus by reference.

History and Development of the Company

Our Group’s history dates back to 1998 when ECSL was established as an energy consulting firm. In 2000, GAI, one of our former operating subsidiaries, was incorporated in Hong Kong as a technology company resulting from the procurement of a German patented invention called Save It Easy®, a simple, do-it-yourself conversion unit which enables the use of high-efficiency T5 and T8 fluorescent tubes in conventional fluorescent lighting fixtures. Mr. Michael Lau, our executive director and Chief Technology Officer, was one of the founding members of GAI and worked closely with the inventors of Save It Easy® in the commercialization of the product and patent registrations in over fifty countries. ECSL became a Save It Easy® distributor, shifting from a consulting services provider to a product and solution provider.

By approximately 2012, Save It Easy® products were losing their technological competitiveness and competing heavily with the rapidly maturing technology of light-emitting diode lighting systems (“LED”). Therefore, EGHL, EGL(UK) and ECSL began sourcing LED products to maintain market competitiveness. In 2015, after three years of struggling with the supply and marketing of inferior LED products and suffering a loss in competitive advantages in the market, the Group started designing its own LED lighting products and building its own high-quality brand of LED product lines, which were competitive in pricing and flexible in customization to suit specific industry needs. Gradually, the Group expanded its offerings into other carbon reduction solutions such as boiler optimization, valve wrap, low carbon heating, combined heat and power, indoor air quality and 24/7 energy monitoring and reporting.

The Company was incorporated in the Cayman Islands on July 5, 2022 as an exempted company with limited liability as the investment holding and listing vehicle for the Group. The authorized share capital of the Company is currently US$30,300 divided into (i) 285,000,000 Class A Ordinary Shares of a par value of US$0.0001 each; (ii)15,000,000 Class B Ordinary Shares of a par value of US$0.0001 each; and (iii) 3,000,000 preference shares of a par value of US$0.0001 each (which shall include 2,575,250 shares of Series A Convertible Preferred Stock).

Reorganization

Effective February 23, 2023, our Group underwent a reorganization (the “Reorganization”) to consolidate our businesses in the United Kingdom and Hong Kong into an offshore corporate holding structure in anticipation of our Initial Public Offering and our listing on the Nasdaq Capital Market.

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Recent Events

Exercise of Series A Warrants and Series B Warrants

All of the 15,669,556 Series A Warrants, which carried an exercise price of $0.69 per share, and all of the 15,669,556 Series B Warrants, which carried an exercise price of $0.805 per share, that were issued pursuant to our Private Offering described below were exercised, between June 29, 2026 and July 13, 2026, on a cashless basis, resulting in the issuance of an aggregate of 22,923,122 Class A Ordinary Shares. The Company did not receive any proceeds from the exercises.

Re-designation and Re-classification of Ordinary Shares

At an extraordinary general meeting of members held on April 10, 2026, our shareholders approved, by special resolution, the re-designation and re-classification of the Company’s 300,000,000 authorized Ordinary Shares into (i) 285,000,000 Class A Ordinary Shares, par value US$0.0001, with one (1) vote per share; and (ii) 15,000,000 Class B Ordinary Shares, par value US$0.0001, with fifty (50) votes per share and the re-designation and re-classification of the Company’s 31,253,416 then outstanding Ordinary Shares and the 1,279,250 Ordinary Shares, par value US$0.0001 each, underlying the 1,279,250 then outstanding Series A Preferred Shares as follows:

Name of Member	Current Shares				After Re-Classification/ Re-Designation
	Ordinary		Preferred		Class A(1)		Class B(2)(3)
Moonglade Investment Limited(4)	9,650,000		106,900		-		9,756,900	(5)
Other Holders of Ordinary Shares	21,603,416	(6)	-		21,603,416	(6)	-
Other Holders of Preferred Shares	-		1,172,350	(7)	-		1,172,350	(8)
Total Outstanding Shares	31,253,416	(9)	1,279,250		21,603,416		10,929,250

(1)	Entitled to one (1) vote per share on all matters submitted to shareholders for vote
(2)	Entitled to fifty (50) votes per share on all matters submitted to shareholders for vote
(3)	Includes certain currently outstanding Ordinary Shares and Ordinary Shares underlying and to be issued upon conversion of all currently outstanding Series A Preferred Shares in accordance with their terms.
(4)	Owned as to 69.7% by Moon Shadow Global Limited, which is 100% owned by Mr. Michael Lau, our Executive Director and Chief Technology Officer, who is also its sole director and who therefore has sole voting power over the shares owned of record by Moonglade Investment Limited.
(5)	Represents 487,845,000 votes, or approximately 82.6% of the total available votes as of the date of this prospectus.
(6)	Increased to 44,526,536 Class A Ordinary Shares as of the date of this prospectus as a result of the cashless exercises of Series A and Series B Warrants, as described above. Represents 44,526,536 votes, or approximately 7.5% of the total available votes, as of the date of this prospectus.
(7)	Includes 1,048,470 Series A Preferred Shares owned of record by Mr. Michael Lau, our Executive Director and Chief Technology Officer, 110,780 Series A Preferred Shares owned of record by Mr. Kevin Cox, our Executive Director and Chief Executive Officer, and an aggregate of 13,100 Series A Preferred Shares owned of record by two unaffiliated third-parties.
(8)	Represents 58,617,500 votes, or approximately 9.9% of the total available votes as of the date of this prospectus.
(9)	Increased to 54,176,538 Ordinary Shares as of the date of this prospectus as a result of the cashless exercises of Series A and Series B Warrants, as described above.

In addition, our shareholders approved amendments to our memorandum and articles of association providing that (i) the Series A Preferred Shares are entitled to that number of votes to which the underlying Ordinary Shares would be entitled if they were issued and outstanding; and (ii) the Series A Preferred Shares are convertible into Class B Ordinary Shares; provided, however, that, upon the filing with the SEC of a registration statement with the purpose of registering under the Securities Act of 1933, as amended, any or all of the Class B Ordinary Shares or other securities that are convertible or exchangeable for Class B Ordinary Shares, the Class B Ordinary Shares covered by such registration statement, and the Class B Ordinary Shares underlying such other securities, shall automatically convert to Class A Ordinary Shares.

Private Offering and Subsequent Registration of Ordinary Shares

On February 5, 2026, we closed on a private offering (the “Private Offering”) of 15,669,556 units (the “Units”) at a purchase price of US$0.575 per Unit. Each Unit consisted of one Ordinary Share, one Series A Warrant to purchase up to one Ordinary Share at US$0.805 per share and one Series B Warrant to purchase up to one Ordinary Share at US$0.805 per share. We received gross proceeds in the approximate amount of US$9,009,995 and net proceeds of approximately US$8,913,848 from the Private Offering. As of the date of this prospectus all of the Series A and Series B Warrants have been exercised on a cashless basis, with no proceeds to us.

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The 15,669,556 Class A Ordinary Shares sold in the Private Offering and the 31,339,112 Class A Ordinary Shares underlying the Series A and Series B Warrants sold in the Private Offering have been registered under the Securities Act, and are freely tradeable.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

We received a letter dated December 30, 2025 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the minimum market value of our listed security (the “MVLS”) had been below the required MVLS of $35 million for the past 30 consecutive business days and, as a result, we did not comply with Nasdaq Listing Rule 5550(b)(2). Nasdaq calculates our MVLS based upon the most recent total shares outstanding multiplied by the closing bid price.

In accordance with Listing Rule 5810(c)(3)(C), we were provided 180 calendar days, or until June 29, 2026, to regain compliance with Rule 5550(b)(2). We were informed by letter dated April 21, 2026 that we had regained compliance with Rule 5550(b)(2).

We received a letter dated March 11, 2026 from the Nasdaq Listing Qualifications Department indicating that the closing bid price for the Company’s Ordinary Shares had been below the required bid price of $1.00 per share for the prior 30 consecutive business days and, as a result, the Company did not comply with Listing Rule 5550(a)(2).

In accordance with Listing Rule 5810(c)(3)(C), we were provided 180 calendar days, or until September 7, 2026, to regain compliance with Rule 5550(a)(2). We were informed by letter dated April 2, 2026 that we had regained compliance with Rule 5550(a)(2).

Resignation of Chief Financial Officer and Appointment of New Chief Financial Officer.

On November 20, 2025, Mr. CHU Yat Fai resigned from his position as our Chief Financial Officer effective as of December 31, 2025. Mr. Chu’s resignation was accepted by our Board of Directors on December 31, 2025. Mr. CHU had served as our Chief Financial Officer since February 2023. There was no known disagreement with Mr. CHU as the outgoing Chief Financial Officer on any matter relating to the Company’s operations, policies or practices.

On December 31, 2025, our Board of Directors appointed Mr. YU Ngai as our Chief Financial Officer effective January 1, 2026 to fill the vacancy created by the resignation of Mr. CHU Yat Fai. Mr. YU Ngai was promoted internally, having served as the Company’s Financial Controller since June 2022.

The following sets forth certain information concerning the new Chief Financial Officer’s past employment history and qualifications.

YU Ngai has served as our Financial Controller since June 2022. In that role, Mr. YU successfully oversaw the financial functions of the Company and the preparation of our financial statements, including for our IPO and listing on the Nasdaq Capital Market in April 2025, and designed a SOX-compliant internal control framework supporting ongoing listing obligations. Mr. YU directed conversion of our accounting standards from UK GAAP to US GAAP and implementation of Enterprise Resource Planning (“ERP”), increasing our organizational efficiency by integrating our business processes, optimizing supply chains and reducing the time for producing internal financial reports by 67%. Mr. YU has been responsible for preparing group consolidated financial statements, statutory accounts and technical disclosures. Mr. YU has also developed detailed budgets, forecasts and cash flow models aligned with strategic objectives, and has acted as lead liaison with external auditors, underwriters, legal advisors and executive leadership.

Prior to joining our Company, from August 2020 to January 2022, Mr. YU served as chief financial officer of Samson Paper Holdings Limited (HKEX:731), where he led a financial turnaround and debt restructuring. From July 2017 to March 2019, Mr. YU served as financial controller of CHK Oil Limited (HKEX:632). From October 2010 to July 2017, Mr. YU was employed as an audit manager at Deloitte Touche Tohmatsu in Hong Kong.

Mr. YU is a Chartered Accountant (ACA) qualified with the Institute of Chartered Accountants in England and Wales and a Certified Public Accountant (CPA) qualified with the Hong Kong Institute of Certified Public Accountants. Mr. YU holds a Bachelor of Business Administration (Honours) degree in Accountancy from The Hong Kong Polytechnic University.

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Corporate Information

Our registered office and agent for service of process in the Cayman Islands is at c/o Quality Corporation Services Ltd., Suite 102, Cannon Place, P.O. Box 712, North Sounds Road, George Town, Cayman Islands, KYI-9006. Our principal executive office is at the Franklyn House, Daux Road, Billingshurst, West Sussex RH14 9JS. Our telephone number at this location is +44 1403 786212. Our website address is http://www.energysgroup.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

Summary of Risk Factors

Investing in our securities involves risk. An investment in our securities is highly speculative and involves a significant degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks in our most recent Annual Report, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or a part of your investment. Although we discuss key risks in our discussion of risk factors in our most recent Annual Report, new risks may emerge in the future, which may prove to be significant. Moreover, the realization of any of the risks described therein could have a material adverse effect on our business, results of operations and future prospects. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects. Actual outcomes may differ materially from the information contained in our risk factors as a result of a number of factors, including, without limitation, the risk factors set forth below and in Item 3.D, “Risk Factors” in our most recent Annual Report. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

Below please find a summary of the principal risks we face, organized under relevant headings.

Risks Related to our Business Operations

●	Our products use components and raw materials that may be subject to price fluctuations, shortages or interruptions of supply, including semiconductor chips that have been subject to an ongoing significant shortage.

●	Our ability to achieve our desired revenue and profitability goals depends on our ability to effectively and timely execute on our key strategic initiatives.

●	Our inability to balance customer demand and staffing shortages could negatively impact our business.

●	Our inability to attract and retain our distribution and marketing network members or manufacturer representative agencies could adversely affect our operations and ability to execute on our operating plan and growth strategy.

●	We may not realize the anticipated benefits of future acquisitions of related businesses, which may disrupt our business and management and adversely affect our business, financial condition or results of operations.

●	If our information technology systems security measures are breached or fail, our WiFi and Bluetooth mesh for high-speed data transfer for our IntelliMesh and IntelliDim and LED and other products may be perceived as not being secure and our customers may curtail or stop buying our retrofit lighting systems and products.

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●	The success of our business depends upon market acceptance and governmental support of our energy management products and services.

●	We rely on third-party manufacturers for the manufacture of our products and product components.

●	Macroeconomic pressures in the markets in which we operate or anticipate operating in the future may adversely affect our financial results.

●	We operate in a highly competitive industry and, if we are unable to compete successfully, our results of operations, financial condition and cash flows will likely be materially adversely affected.

●	If we are unable to develop new products to compete with innovations made by our competitors, our results of operations, financial condition and cash flows may be materially adversely affected.

●	Our insurance may not cover all losses and risks associated with our business operations.

●	We rely on our management team and employees in our business.

●	The success of our business depends upon our adaptation to the quickly changing market conditions in the lighting industry and on market acceptance of our lighting retrofit solutions using LED and IAQ mesh platform control technologies.

●	Our financial performance is dependent on our ability to achieve growth in our average selling price of our LED and other products and technological services.

●	Our business is reliant on information technology.

●	Our Operating Subsidiaries may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for their business activities in multiple jurisdictions.

●	Worldwide economies are experiencing substantial inflationary pressures, which may prompt governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

●	Increases in costs, disruption of the supply chain or shortage of materials for production of our LED products could harm our business.

●	Our business and operations may be materially and adversely affected if there is a major resurgence of COVID-19 or another significant natural disaster or pandemic in the future.

●	We do not have major sources of recurring revenue and we depend upon a limited number of customers in any given period to generate a substantial portion of our revenue. The loss of any significant customers or a major customer would likely have a material adverse effect on our results of operations, financial condition and cash flows.

●	During the fiscal years ended June 30, 2025, 2024 and 2023, we had net losses and negative cash flows from operations. We may be unable to reach or sustain profitability and positive cash flows from operations in the future.

●	If our business plan is not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in the Company.

●	Our Operating Subsidiaries are exposed to the credit risk of their customers.

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●	Adverse conditions in the global economy have negatively impacted, and could in the future negatively impact, our customers, suppliers and business.

●	We may be subject to financial and operating covenants in our secured financing arrangements and any failure to comply with such covenants, or obtain waivers in the event of non-compliance, could limit our borrowing ability under the secured financing arrangements, which could materially adversely impact our liquidity.

●	We may not be able to obtain equity capital or debt financing necessary to effectively pursue our evolving strategy and sustain our growth initiatives.

●	Our retrofitting process frequently involves responsibility for the removal and disposal of components containing hazardous materials.

●	Although the United Kingdom has implemented the Public Sector Decarbonization Scheme, any future reduction or elimination of investments in or incentives to adopt LED lighting or the elimination of or changes in policies, incentives or rebates by the United Kingdom or other countries that encourage the use of LEDs over some traditional lighting technologies could cause the growth in demand for our LED products to slow, which could have a material adverse effect on our results of operations, financial condition and cash flows.

●	Changes in government budget priorities and political gridlock could negatively impact our results of operations, financial condition and cash flows.

●	Product liability claims could adversely affect our business, results of operations and financial condition.

●	Our inability to protect our intellectual property, or our involvement in damaging and disruptive intellectual property litigation, could adversely affect our results of operations, financial condition and cash flows or result in the loss of use of the related product or service.

●	The cost of compliance with environmental laws and regulations and any related environmental liabilities could adversely affect our results of operations, financial condition and cash flows.

●	We operate in a highly fragmented and competitive industry and failure to effectively compete with other industry players could materially and adversely affect our business.

●	Our business is susceptible to changes in the economic, social, political or regulatory environment in the United Kingdom, Hong Kong, China and globally.

●	Investing in real estate involves certain risks, and four of our subsidiaries in Hong Kong have each invested in and own commercial real property located in Hong Kong.

Risks Related to the Company and Our Corporate Structure

●	We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

●	We have inadequate expertise in the application of U.S. Generally Accepted Accounting Principles.

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●	The trading price of our Class A Ordinary Shares has been and may continue to be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

●	If we fail to meet Nasdaq’s applicable continued listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline.

●	Short selling may drive down the market price of our Class A Ordinary Shares.

●	We expect our quarterly revenue and operating results to fluctuate. If we fail to meet the expectations of market analysts or investors, the market price of our Class A Ordinary Shares could decline substantially, and we could become subject to securities litigation.

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for a return on your investment.

●	All of our debt obligations and outstanding Series A Preferred Shares will have priority over our Class A Ordinary Shares with respect to payment in the event of a bankruptcy, liquidation, dissolution or winding up.

●	Conversion of our Series A Preferred Shares to Class B Ordinary Shares may adversely affect the market price of our Class A Ordinary Shares.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

●	Investors may experience difficulties in effecting service of legal process and enforcing foreign judgments or bringing original actions in Hong Kong or in the United Kingdom based upon U.S. laws.

●	Our controlling shareholder has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions. As a “controlled company” within the meaning of Rule 5615(c) of the Listing Rules of the Nasdaq Stock Market, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Listing Rules of the Nasdaq Stock Market. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq rules.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

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Risks Related to Doing Business in Hong Kong and to Having Our Products Manufactured in China

●	Our research and development and procurement of components and finished products is performed out of our Hong Kong offices. Due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business in Hong Kong and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the profitability of our Hong Kong Operating Subsidiaries. Changes in the policies, regulations and rules, and in the enforcement of laws by the Chinese government may also be quick with little or no advance notice.

●	Potential issues arising from our products being manufactured in China could have an adverse effect on our business.

●	We could be affected by legal and political considerations involving Hong Kong.

●	PRC laws and regulations governing businesses in the PRC may also be applicable to business operations in Hong Kong. These laws are sometimes vague and uncertain and, as a result, the legal and operational risks of operating in China also apply to businesses operating in Hong Kong, such as our Hong Kong Operating Subsidiaries.

●	The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong Operating Subsidiaries.

●	There are limitations on our legal protections relative to our Hong Kong subsidiaries and our products.

●	Hong Kong and China’s political and legal systems are evolving and include inherent uncertainties.

●	Changes in the policies, regulations and rules and the enforcement of laws of the PRC government may be implemented quickly with little or no advance notice and could have a significant impact upon our Hong Kong Operating Subsidiaries’ ability to operate profitably. The PRC legal system also embodies uncertainties, which could limit law enforcement availability. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

●	Fluctuations in exchange rates could adversely affect our business and the value of our securities.

●	Future inflation in China may inhibit our ability to have our products manufactured in China.

Risks Related to Doing Business in the United Kingdom

●	The withdrawal by the United Kingdom from the European Union on January 31, 2020 following a June 2016 referendum referred to as “Brexit” may present possible risks to our business operations.

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Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We are an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of the closing of the Business Combination.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period provided under the JOBS Act for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

Implications of Being a Foreign Private Issuer

We are also considered as a “foreign private issuer.” Accordingly, we report under the Exchange Act as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies.

As a foreign private issuer with shares listed on Nasdaq, we are subject to corporate governance requirements imposed by Nasdaq. Under Nasdaq Stock Market Rule 5615(a)(3), a foreign private issuer such as us may follow its home-country corporate governance practices in lieu of certain of the Nasdaq Stock Market Rules corporate governance requirements. We are committed to a high standard of corporate governance. As such, we strive to comply with most of the Nasdaq corporate governance practices. However, certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We currently follow the following Nasdaq corporate governance standards:

●	the majority independent director requirement under Section 5605(b)(1) of the Listing Rules of the Nasdaq Stock Market;

●	The requirement under Section 5605(d) of the Listing Rules of the Nasdaq Stock Market that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation; and

●	the requirement under Section 5605(e) of the Listing Rules of the Nasdaq Stock Market that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors.

We follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of Nasdaq in respect of the following:

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

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Implications of Being a Controlled Company

As of the date of this prospectus, Michael Lau, our Executive Director and Chief Technology Officer, beneficially owns and controls 9,650,000 Class B Ordinary Shares and 1,155,370 Series A Convertible Preferred Shares, together representing 540,268,500 votes or approximately 91.4% of the total available votes. As a result, we are a “controlled company” within the meaning of Nasdaq’s corporate governance rules. As long as Mr. Lau holds more than 50% of the voting power for the election of our directors, we are eligible to elect not to comply with certain Nasdaq corporate governance requirements, including the requirements that (i) a majority of our board of directors consist of independent directors (Nasdaq Rule 5605(b)(1)); (ii) our compensation committee be composed entirely of independent directors (Nasdaq Rule 5605(d)); and (iii) our director nominations be made, or recommended to the full board of directors, by independent directors constituting a majority of the board’s independent directors or by a nominations committee comprised solely of independent directors (Nasdaq Rule 5605(e)). Although we currently comply with these corporate governance rules, to the extent we rely on any such exemptions in the future, you will not have the same protections afforded to shareholders of companies that are subject to such corporate governance requirements. For a description of the corporate governance exemptions on which we currently rely, see the discussion under “Item 16G. Corporate Governance” in our most recent Annual Report on Form 20-F, which is incorporated by reference into this prospectus.

The Securities That May Be Offered

We may offer or sell Class A Ordinary Shares, debt securities, warrants, rights and units in one or more offerings and in any combination. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale. See “Description of Securities That May Be Offered,” below.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described herein and in our most recent Annual Report, which is incorporated in this prospectus by reference, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. There may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. In addition, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects. See “Summary – Summary of Risk Factors,” “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

Risks Related to this Offering

Issuances of securities under this prospectus will cause dilution to existing shareholders, and future offerings under this shelf registration statement may result in additional dilution.

We may issue and sell a substantial number of additional securities pursuant to this prospectus and any applicable prospectus supplement. Any such issuance will dilute the ownership interests of our existing shareholders, and the degree of dilution may be significant depending on the number of securities issued and the prices at which they are sold. Investors purchasing securities in this offering may experience immediate dilution in the net tangible book value of their investment, and existing shareholders may experience dilution in their percentage ownership, voting power and earnings per share.

In addition, the registration statement on Form F-3 of which this prospectus forms a part registers securities that may be offered and sold by us from time to time in one or more future offerings. We may conduct additional offerings under this shelf registration statement, subject to market conditions and applicable regulatory limitations, which could result in further dilution to existing shareholders. Because the timing, size and pricing of any future offerings will be determined at the time of sale, investors will not be able to assess the actual extent of dilution at the time they make an investment decision.

Furthermore, subject to applicable securities laws and regulatory requirements, we have broad discretion to determine the timing, size, pricing and other terms of any offerings conducted under this prospectus and any prospectus supplement. As a result, investors purchasing securities in this offering or in future offerings may not be able to evaluate in advance the economic impact of subsequent issuances, including the dilutive effect on their investment.

The market price of our securities may decline as a result of future issuances of equity securities.

Future issuances of equity securities, including issuances under this prospectus and any applicable prospectus supplement, may dilute existing shareholders and increase the number of our securities available for trading in the public market. As a result, the market price of our securities could decline, and investors who purchase our securities in this offering may not be able to resell their securities at or above the price they paid for them, or at all.

In addition, the anticipation of future issuances of equity securities, even if such issuances do not ultimately occur, may adversely affect the market price of our securities. Any decline in the market price of our securities could result in a loss of all or part of an investor’s investment and may be exacerbated by general market volatility, limited trading liquidity or adverse market conditions.

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USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DIVIDEND POLICY

We have never declared or paid any cash dividend and do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our Board has sole discretion whether to pay dividends. If our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant.

CAPITALIZATION

Our capitalization will be set forth in a supplement to this prospectus or in a Report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of Ordinary Shares beneficially owned by our Directors and Executive Officers as of the date of this prospectus. Except as indicated below, the holders listed possess sole voting and investment power with respect to their shares.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.

Unless otherwise noted below, the address of each person listed on the table is Franklyn House, Daux Road, Billingshurst, West Sussex RH14 9SJ United Kingdom.

	Shares Beneficially Owned
Name of Beneficial Owner	Number		Percentage(1)

Named Executive Officers and Directors:
Kevin Cox	110,780	(2)	0.20%
Michael Lau	10,805,370	(3)	19.53%
Ngai Yu	0		0.00%
Peter Walder	0		0.00%
Yingying Duan	0		0.00%
Bin You Wang	0		0.00%

All Executive Officers and Directors as a group (6 persons)	10,916,150		19.73%

5% Shareholders:
Moonglade Investment Limited(4)	9,756,900		17.97%
Moon Shadow Global Limited(4)(5)	9,756,900		17.97%

(1) Based on 54,176,536 Ordinary Shares issued and outstanding as of the date of this prospectus.

(2) Represents 110,780 Class B Ordinary Shares underlying shares of Series A Preferred Stock owned of record by Mr. Cox. Each Class B Ordinary Share is entitled to 50 votes on all matters submitted to the Members for a vote. Does not include any shares held of record by Moonglade Investment Limited, which is owned as to 24.7% by Mr. Cox, because Mr. Cox does not have voting or dispositive power over those shares.

(3) Represents 9,650,000 Class B Ordinary Shares held of record by Moonglade Investment Limited, which is owned as to 69.7% by Moon Shadow Global Limited, 106,900 Class B Ordinary Shares underlying shares of Series A Preferred Stock owned of record by Moonglade Investment Limited and 1,048,470 Class B Ordinary Shares underlying shares of Series A Preferred Stock owned of record by Mr. Lau. Moon Shadow Global Limited is 100% owned by Mr. Lau, who is also its sole director and who therefore has sole voting and dispositive power over the shares owned of record by Moonglade Investment Limited. Each Class B Ordinary Share is entitled to 50 votes on all matters submitted to the Members for a vote.

(4) Includes 9,650,000 Class B Ordinary Shares owned of record by Moonglade Investment Limited and 106,900 Class B Ordinary Shares underlying shares of Series A Preferred Stock owned of record by Moonglade Investment Limited. Each Class B Ordinary Share is entitled to 50 votes on all matters submitted to the members for a vote. Moonglade Investment Limited’s registered address is 4th Floor, Water’s Edge Building, Meridian Plaza, Road Town, Tortola, VG1110, British Virgin Islands.

(5) Moon Shadow Global Limited beneficially owns these shares by virtue of its 69.7% ownership of Moonglade Investment Limited. Moon Shadow Global Limited’s registered address is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

There are no arrangements known to us that may at a subsequent date result in a change in control of the Company.

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OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer Class A Ordinary Shares, debt securities, warrants, rights and units, in one or more offerings, with a total aggregate offering price of up to $200,000,000.00. The actual price per security that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of the offer. See “Plan of Distribution.”

THE OFFER AND LISTING

Our Class A Ordinary Shares are currently traded on the Nasdaq Capital Market under the symbol “ENGS.” The Ordinary Shares began trading on April 1, 2025 on the Nasdaq Capital Market.”

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

We may offer and sell, from time to time pursuant to this prospectus, our Class A Ordinary Shares, debt securities, warrants, rights or units, in each case, in one or more offerings. The securities may be offered separately or together, in separate classes or series and in amounts, at prices and on terms described in one or more prospectus supplements. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.

No prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of its effectiveness. We may sell the securities directly or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of the securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them. For more information, see “Plan of Distribution.”

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This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Class A Ordinary Shares

For a summary description of our Class A Ordinary Shares, please see “Description of Share Capital – Ordinary Shares,” below.

Debt Securities

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into Class A Ordinary Shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture will be filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, when and if we offer to sell the applicable debt securities and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and detailed or determined in the manner provided in a Board of Directors’ resolution, an officers’ certificate and by the indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

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●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	the events of default and any acceleration provisions described in the indenture with respect to the debt securities;

●	the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into Class A Ordinary Shares. Any such exchange and/or conversion remains subject to our Memorandum and Articles of Association and the Companies Act, and the terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of Class A Ordinary Shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

Warrants

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase Class A Ordinary Shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. If applicable, the warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

If applicable, the equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants, as applicable, and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

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●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the appointment of directors or any other matters or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

If applicable, the debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants, if applicable, and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

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●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

Rights

We may issue rights to purchase the Class A Shares, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price for the rights;

●	the conditions to the completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting agreement or other arrangement entered into by us in connection with the rights offering.

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Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement, subject to our Memorandum and Articles of Association and the Companies Act. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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DESCRIPTION OF SHARE CAPITAL

As of the date hereof, the authorized share capital of the Company is US$30,300 divided into (i) 285,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (ii)15,000,000 Class B Ordinary Shares of a par value of US$0.0001 each, and (iii) 3,000,000 preference shares of a par value of US$0.0001 each (which shall include 2,575,250 shares of Series A Convertible Preferred Stock). The Company has the power, insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said share capital subject to the provisions of the Companies Act and the Articles of Association of the Company, as amended, and to issue any part of its capital, whether original, redeemed or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions; and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power therein contained.

The following are summaries of material provisions of our securities.

Ordinary Shares

Our authorized share capital includes Class A Ordinary Shares and Class B Ordinary Shares (with power for our directors to authorize the division of ordinary shares into any number of classes and issue such shares with such rights, restrictions and privileges as they think fit). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights, as described below. The following description of our ordinary shares is qualified in its entirety by reference to our Memorandum and Articles of Association.

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares generally have the same rights except for voting rights and conversion rights.

Michael Lau, our Executive Director and Chief Technology Officer, through his 100% ownership of Moon Shadow Global Limited, which, in turn, owns 69.7% of Moonglade Investment Limited, beneficially owns 9,650,000 Class B Ordinary Shares, representing 482,500,000 votes or approximately 81.6% of the total available votes. Mr. Lau has voting power over all of the currently outstanding Class B Ordinary Shares.

Dividends

The holders of Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as the Board, in its discretion, may lawfully declare from time to time. Class A Ordinary Shares and Class B Ordinary Shares rank equally as to dividends and other distributions. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of profit (realised or unrealised), from any reserve set aside from profit, or out of the share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business, or out of any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

Voting Rights

Each Class A Ordinary Share is entitled to one (1) vote on all matters subject to a vote of shareholders, and each Class B Ordinary Share is entitled to fifty (50) votes on all matters subject to a vote of shareholders.

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote of shareholders. An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast, including by all holders of a specific class of shares, if applicable, while a special resolution will require not less than two-thirds of votes cast. Except for voting rights and conversion rights, the Class A Ordinary Shares and the Class B Ordinary Shares rank pari passu with one another and have the same rights, preferences, privileges and restrictions.

Conversion

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. The right to convert is exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Any conversion of Class B Ordinary Shares into Class A Ordinary Shares shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share. Such conversion shall become effective (i) in the case of any optional conversion, upon receipt by the Company of the written notice delivered to the Company; or (ii) in the case of any automatic conversion, upon occurrence of the event which triggers such automatic conversion, i.e., the filing of a registration statement covering the Class B Ordinary Shares or other securities that are convertible or exchangeable for Class B Ordinary Shares (see “Transfer of Ordinary Shares,” below).

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Transfer of Ordinary Shares

The Class A and the Class B Ordinary Shares may be transferred, subject to any applicable laws, including securities laws, and to any lock-up agreements to which a shareholder may be a party and, upon any private transfer, Class B Ordinary Shares retain their super-voting rights. However, no Class B Ordinary Share or other security that is convertible or exchangeable for a Class B Ordinary Share shall be sold or made available for sale in the public market. Upon the filing with the SEC of a registration statement with the purpose of registering under the Securities Act any or all of the Class B Ordinary Shares or other securities that are convertible or exchangeable for Class B Ordinary Shares, the Class B Ordinary Shares covered by such registration statement, or the Class B Ordinary Shares underlying such other securities, shall automatically convert to Class A Ordinary Shares. The creation of any pledge, charge, encumbrance or other third party right of whatever description on any Class B Ordinary Share, or other security that is convertible or exchangeable for a Class B Ordinary Share, to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition, or a change of ultimate beneficial ownership, unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Class B Ordinary Share or other such security.

Liquidation

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares, on the winding up of the Company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up on the shares held by them, respectively, at the commencement of the winding up. If our assets available for distribution are insufficient to repay all of the paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

Variations of Rights of Shares

Subject to the Companies Act, all or any of the special rights for the time being attached to our shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, from time to time (whether or not the Company is being wound up) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Preference Shares

The Memorandum and Articles of Association authorize 3,000,000 preference shares and provide that preference shares may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without approval of holders of Ordinary Shares, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Ordinary Shares and that could have anti-takeover effects. The ability of the Board to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Series A Convertible Preferred Stock

Our currently effective Memorandum of Association authorizes 3,000,000 preference shares of a par value of US$0.0001 each (which shall include 2,575,250 shares of Series A Convertible Preferred Stock). As of the date of this prospectus, there are 1,279,250 shares of Series A Convertible Preferred Stock issued and outstanding.

Dividends. The holders of Series A Preferred Shares are entitled to receive non-cumulative dividends at the rate of $0.20 per share per annum (i.e., 8%) out of funds legally available therefor, when and as declared by the Board of Directors. Dividends on the Series A Preferred Shares are payable in preference and priority to any payment of a cash dividend on Ordinary Shares or any other shares of capital stock of the Company other than the Series A Preferred Shares or other class or series of stock ranking on a par with, or senior to the Series A Preferred Shares in respect of dividends. Dividends may be paid either in Ordinary Shares, in cash or partly in Ordinary Shares and partly in cash.

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Voting Rights. Holders of Series A Preferred Shares are entitled to vote together with the holders of Ordinary Shares as a single class at each meeting of shareholders of the Company (and written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the shareholders of the Company for their action or consideration. Each outstanding Series A Preferred Share is entitled to that number of votes to which the underlying Ordinary Shares would be entitled if they were issued and outstanding, which is fifty (50) votes per Series A Preferred Share as of the date of this prospectus.

Conversion. The Series A Preferred Shares may be converted into Class B Ordinary Shares of the Company, at the option of the holder, at any time or from time to time; provided, however, that, upon the filing with the SEC of a registration statement with the purpose of registering under the Securities Act any or all of the Series A Preferred Shares or of the Class B Ordinary Shares underlying the Preferred Shares, the Class B Ordinary Shares covered by such registration statement shall automatically convert to Class A Ordinary Shares. The Series A Preferred Shares are convertible on the basis of one Ordinary Share for each Series A Preferred Share being converted, subject to adjustment pursuant to the anti-dilution provisions applicable to the Series A Preferred Shares. Any Ordinary Shares issued upon conversion of Series A Preferred Shares (“Conversion Shares”) will constitute “restricted securities” and may be sold only pursuant to an effective registration statement or in accordance with Rule 144 or Regulation S under the Securities Act.

Anti-Dilution Provisions. The conversion price of the Series A Preferred Shares (initially US$2.50) will be subject to adjustment, on a weighted average basis, to prevent dilution in the event that the Company sells or grants any option to purchase or sells or grants any right to reprice its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Ordinary Shares or ordinary share equivalents entitling any person to acquire Ordinary Shares at an effective price per share that is lower than the then applicable conversion price of the Series A Preferred Shares. No adjustment will apply upon the issuance of (i) Ordinary Shares issued under any Equity Incentive Plan of the Company; (ii) Ordinary Shares or options to employees, officers, agents, consultants or directors of the Company pursuant to any restricted shares award plan or shares option plan duly adopted by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; and (iii) securities upon the conversion of Series A Preferred Shares.

Redemption. The Series A Preferred Shares are redeemable in the sole and absolute discretion of the Company at any time, in whole or in part, at a redemption price equal to the issue price of the shares plus declared and unpaid dividends.

Registration Rights.

Demand Registration Right. If one or more holders owning in the aggregate at least 50% of the Conversion Shares make a written request to the Company for registration, under and in accordance with the provisions of the Securities Act, of Conversion Shares constituting at least 10% of the Conversion Shares then outstanding (a “Demand Registration”), the Company must use its best efforts to cause such shares to be so registered. If, however, the Company furnishes to the holder or holders requesting a Demand Registration a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, a material acquisition or disposition by the Company is being negotiated or has been publicly announced or that such registration would have a material detrimental effect on the Company, the Company will have the right to defer the filing of the requested registration statement for a period of not more than 120 days after receipt of the request for such registration; provided, however, that the Company may not exercise its right to delay a Demand Registration request more than one time in any 12 month period. The Company will not be obligated to effect more than one Demand Registration.

Piggyback Registration Right. If the Company at any time or from time to time proposes to register any securities under the Securities Act either for its own account or the account of any selling security holders (other than pursuant to a Demand Registration request, a merger or acquisition, issuance of shares under an employee benefits package, a registration solely under Rule 145 of the Securities Act or a registration on any form that does not permit secondary sales), the holders of Conversion Shares shall be entitled to “piggyback” registration rights, subject to the right of the Company and its underwriters, in view of market conditions, to reduce the number of Conversion Shares proposed to be registered.

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Liquidation, Dissolution or Winding-Up. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Shares will be entitled to receive in preference to the holders of Ordinary Shares an amount equal to the original purchase price of their Series A Preferred Shares plus any declared but unpaid dividends on the Series A Preferred Shares, and then to share ratably with the holders of the Ordinary Shares in any remaining assets on an as-converted basis. The merger or consolidation of the Company into or with another corporation which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an affiliate thereof (except if such merger or consolidation does not result in the transfer of more than 50% of the voting securities of the Company), or the sale of all or substantially all the assets of the Company will be deemed to be a liquidation, dissolution or winding up for purposes of the liquidation preference.

Protective Provisions. Consent of the holders of at least a majority of the outstanding Series A Preferred Shares, voting separately as a single class, is required for the Company to: (i) alter or change the rights, preferences or privileges of the Series A Preferred Shares materially and adversely; (ii) create any new class of shares having preference over or being on a parity with the Series A Preferred Shares; (iii) take any action that involves the sale by the Company of a substantial portion of its assets; or (iv) agree to the merger of the Company with another entity.

Sinking Fund. There shall be no sinking fund for the payment of dividends or liquidation preferences on the Series A Preferred Shares.

Memorandum and Articles of Association

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Memorandum and Articles of Association, which have been filed with and are publicly available from the SEC.

ENFORCEABILITY OF CIVIL LIABILITY UNDER CAYMAN ISLANDS LAW

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We conduct a substantial amount of our operations in the United Kingdom, and a substantial amount of our assets are located in the United Kingdom. A majority our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by Harney Westwood & Riegels, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

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We have been further advised by Harney Westwood & Riegels that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

ANTI-MONEY LAUNDERING – CAYMAN ISLANDS

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

TAXATION

Our most recent Annual Report provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

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PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	through agents; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:

●	block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	the method of distribution;

●	the public offering price or purchase price and the proceeds to us from that sale;

●	the expenses of the offering;

●	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;

●	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and

●	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

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LEGAL MATTERS

We are being represented by Schlueter & Associates, P.C. with respect to legal matters of United States federal securities. The validity of the Class A Ordinary Shares offered in this prospectus and certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Schlueter & Associates, P.C. may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

EXPERTS

The consolidated financial statements of Energys Group Limited incorporated into this prospectus by reference from our most recent Annual Report on Form 20-F have been audited by WWC, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in

EXPENSES OF THE ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

SEC Registration Fee		$27,620.00
FINRA filing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

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MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since June 30, 2025, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, our executive officers, directors and principal shareholders are exempt from the short- swing profit recovery provisions contained in Section 16(b) of the Exchange Act and our principal shareholders are exempt from the ownership reporting requirements contained in Section 16(a) of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf’ registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational reporting requirements of the Exchange Act. We file reports and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is http://www.energysgroup.com. The information on, or that can be accessed through, our website is not part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing include:

●	Our Six-Month Financial Report for the six month period ended December 31, 2025 on Form 6-K filed on June 30, 2026;

●	Our Annual Report on Form 20-F for the year ended June 30, 2025, filed on November 3, 2025; and

●	Our Reports on Form 6-K furnished to the SEC on June 24, 2026, April 30, 2026, April 14, 2026, April 1, 2026, February 9, 2026 and January 29, 2026; and

●	Our Registration Statement on Form F-1 filed on March 3, 2026.

All subsequent annual reports on Form 20-F filed by us pursuant to the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Energys Group Limited, Franklyn House, Daux Road, Billingshurst, West Sussex RH14 9SJ United Kingdom, Attention: Kevin Cox, Chief Executive Officer; telephone number: +44 1403 786212; email: kevin.cox@energysgroup.com.

You may also access these documents on our website, www.energysgroup.com. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

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UP TO $200,000,000

CLASS A ORDINARY SHARES

DEBT

WARRANTS

RIGHTS AND

UNITS

OF

ENERGYS GROUP LIMITED

The date of this prospectus is ______, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime.

The Memorandum and Articles of Association provide that every director and officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former director and former officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or dishonesty. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, or dishonesty of such Indemnified Person. No Person shall be found to have committed actual fraud, or dishonesty under the Amended and Restated Memorandum and Articles of Association unless or until a court of competent jurisdiction shall have made a finding to that effect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT LIST

Exhibit No.	Description of document
5.1*	Opinion of Harney Westwood & Riegels regarding the validity of securities being registered
8.1*	Opinion of Harney Westwood & Riegels regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
23.1*	Consent of WWC, PC
23.2*	Consent of Harney Westwood & Riegels (included in Exhibits 5.1 and 8.1)
24.1*	Form of Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 28, 2026.

ENERGYS GROUP LIMITED

By:	/s/ Kevin Cox
Name:	Kevin Cox
Title:	Chief Executive Officer and Executive Director

We, the undersigned directors and executive officers of Energys Group Limited and its subsidiaries hereby severally constitute and appoint Kevin Cox, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in him, for him and in his name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-3 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on July 28, 2026 in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Cox	Executive Director and Chief Executive Officer	July 28, 2026
Name: Kevin Cox	(Principal Executive Officer)

/s/ Michael Lau	Executive Director and Chief Technology Officer	July 28, 2026
Name: Michael Lau

/s/ Ngai YU	Chief Financial Officer	July 28, 2026
Name: Ngai YU	(Principal Accounting and Financial officer)

/s/ Peter Walder	Independent Non-Executive Director	July 28, 2026
Name: Peter Walder

/s/ Binyou Wang	Independent Non-Executive Director	July 28, 2026
Name: Binyou Wang

/s/ Yingying Duan	Independent Non-Executive Director	July 28, 2026
Name: Yingying Duan

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Energys Group Limited has signed this registration statement or amendment thereto in New York, New York on July 28, 2026

PUGLISI & ASSOCIATES

By:	/s/ Donald J Puglisi
Name:	Donald J Puglisi
Title:	Managing Director

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